SECOND AMENDMENT TO REAL ESTATE CONTRACT

This Second Amendment to Real Estate Contract (this “Amendment”) entered into as of this 26th day of June, 2025 (the “Amendment Effective Date”), by and between AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP, a Minnesota limited partnership, as to an undivided sixty-five percent (65%) tenant-in-common interest, and AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company, as to an undivided thirty-five percent (35%) tenant-in-common interest (together, the “Seller”), and GH WILLOWBROOK, LLC, an Illinois limited liability company (“Purchaser”).

WHEREAS, Seller and Purchaser entered into that certain Real Estate Contract dated effective May 12, 2025 (the “Contract”), pursuant to which Seller agreed to sell to Purchaser and Purchaser agreed to purchase from Seller, under the terms and conditions thereof, all of Seller’s right, title and interest in and to that certain property located at 10540 Pendleton Pike, Indianapolis, Indiana 46236, and Sellers’ interest in Lease as described therein (the “Property”); and
WHEREAS, Seller and Purchaser desire to amend the Contract, as more particularly set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.
Recitals; Definitions. The foregoing recitals are hereby incorporated by this reference. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Contract.
2.
Extension of Due Diligence Period; Limited Remaining Diligence; Closing Date Remains Unchanged. The Contract is hereby amended to reflect that Seller is hereby granting Purchaser a limited extension of the deadline for Purchaser’s Objection Notice under Section 3.1 of the Contract and the deadline for Purchaser’s Due Diligence Period under Section 1.5 of the Contract, both of which shall now expire at 5:00 p.m. central time on July 7, 2025. For avoidance of doubt, the Closing Date shall remain July 11, 2025, unless Purchaser and Seller otherwise agree to an earlier Closing Date in accordance with the Contract.
3.
Full Force and Effect. Except as expressly amended by this Amendment, the Contract shall continue in full force and effect.
4.
Counterparts/Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile or e-mail transmission.

5.
Provisions Binding. All rights and liabilities given to or imposed upon Seller and Purchaser in the Contract, as modified by this Amendment, shall extend to, be binding upon, and inure to the benefit of Seller and Purchaser and their respective successors and assigns.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Second Amendment to Real Estate Contract effective as of the date first set forth above.

SELLER:

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
a Minnesota limited partnership
as to an undivided sixty-five percent (65%) tenant-in-common interest

By:
AEI FUND MANAGEMENT XXI, INC.
a Minnesota corporation Its:
General Partner

By: /s/ Marni Nygard__________________

Name: _Marni Nygard__________________

Title: President

AEI INCOME & GROWTH FUND 25 LLC
a Delaware limited liability company
as to an undivided thirty-five percent (35%) tenant-in-common interest

By:
AEI FUND MANAGEMENT XXI, INC.
a Minnesota corporation
Its:
Manager

By: /s/ Marni Nygard__________________

Name: _Marni Nygard__________________

Title: President _______________________

PURCHASER:

GH WILLOWBROOK LLC
an Illinois limited liability company

By:
/s/ R Peter Giadla
Name: R. Peter Giadla
Its:
Manager